UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2016 (February 25, 2016)

WP GLIMCHER INC.

(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

I.     Adoption of the 2016 WPG Executive Bonus Plan

On February 25, 2016 (the “Approval Date”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of WP Glimcher Inc. (the “Registrant,” “Company,” or “WPG”) approved the terms and conditions for the 2016 WPG Executive Bonus Plan (the “Plan”) for the Company’s senior management team, including its “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) (a “Named Executive Officer”). The Plan establishes the percentage targets for bonus payments to such officers for performance achieved during fiscal year 2016. Under the Plan, each participant has a bonus target that is a percentage of such officer’s base salary paid during 2016 from which the bonus payment under the Plan will be determined. The bonus targets for each Plan participant that is a Named Executive Officer and certain other executive officers of the Registrant (together with the Named Executive Officers (the “Officers”)) are listed in the chart below:

Officers	Bonus Target
Vice Chairman of the Board and Chief Executive Officer	200% of paid salary
Executive Vice President and Chief Financial Officer	125% of paid salary
Executive Vice President and Chief Operating Officer	175% of paid salary
Executive Vice President, General Counsel and Secretary	100% of paid salary
Senior Vice President, Finance and Chief Accounting Officer	75% of paid salary

The Plan will be funded in full if a specified threshold level of Funds From Operations (“FFO”) per diluted common share, as adjusted, is achieved by the Company for 2016, with actual individual bonuses to be determined by the Committee based on its assessment of the achievement of the performance goals described below. If WPG’s actual FFO per diluted common share, as adjusted, is below the specified threshold level, the Plan will not be funded and no bonuses will be paid pursuant to the Plan.

A Plan participant’s actual bonus payment amount under the Plan is determined based upon an evaluation of the participant’s individual performance, the Registrant’s operating performance, and the Registrant’s year-end per diluted common share, as adjusted, FFO results (the “FFO Results”). Individual performance is measured under the Plan by the person’s achievement of individual goals or objectives established in connection with the adoption of the Plan (the “Individual Goals Bonus Target”). The Registrant’s operating performance is determined under the Plan based on the Committee’s qualitative evaluation of the Company’s performance on corporate strategic objectives (the “Objectives”) set as part of the Committee’s approval of the Plan (the “Objectives Bonus Target”), as well as the Committee’s review and evaluation of the Company’s 2016 FFO Results (the “FFO Bonus Target”). A participant’s FFO Bonus Target is 50% of such person’s respective Bonus Target (the “FFO Component”). A participant’s Individual Goals Bonus Target represents an additional 25% of the participant’s Bonus Target (the “Goals Component”) and the Objectives Bonus Target comprises the remaining 25% of such person’s respective Bonus Target (the “Objectives Component”).

Based upon individual performance, Plan participants may qualify to receive between 25%–150% of their respective Goals Component. Based upon the Registrant’s 2016 FFO Results, Plan participants may qualify to receive between 35%–150% of their respective FFO Component and based upon the Company’s performance on the Objectives; Plan participants could receive between 25%-150% of their Objectives Component. Accordingly, if a Plan participant, including all Officers, is eligible to receive more than 100% of one or all of such person’s respective Objectives Component, Goals Component, or FFO Component, then the amount awarded to such participant may significantly exceed the Bonus Target for that particular Plan participant.

A participant’s actual bonus payment under the Plan is an amount that is the sum of three components: (i) an amount equal to the percentage of the FFO Component that such person is eligible to receive, (ii) an amount equal to the percentage of the Goals Component that such person is eligible to receive, and (iii) an amount equal to the percentage of the Objectives Component that such person is eligible to receive. Actual awards under the Plan may vary based upon the Registrant’s final 2016 FFO Results that are used to determine the FFO Component under the terms of the Plan, as well as a Plan participant and Company achieving, exceeding, or failing to meet respective performance goals under the Plan during the 2016 fiscal year.

II.    2016 Annual Long-Term Incentive Compensation Awards

On the Approval Date, the Committee also approved the terms and conditions for the annual long-term incentive compensation awards for fiscal year 2016. Upon achievement of certain performance criteria for 2016, the Company will promptly grant the aforementioned awards to recipients in 2017 following the completion of the audit of the Company’s 2016 financial statements. For each recipient, including all Officers, the award is represented by a cash value equal to a certain percentage of the recipient’s base salary paid during 2016 (the “Award Cash Value”). At the end of the 2016 fiscal year, the Award Cash Value for each award recipient, including all Officers, is converted into a number of allocated restricted stock units (“RSUs”) by dividing the Award Cash Value by the average closing price of the Company’s common shares for the last fifteen trading days of fiscal year 2016. The resulting total of allocated RSUs for each award recipient represents the maximum number of RSUs that such person, including all Officers, is eligible to receive based on the Company’s achievement on designated performance criteria. The performance criteria and the proportion or number of allocated RSUs impacted by the respective criterion are described below.

●

Total Shareholder Return (“TSR”): The Company’s TSR for 2016 calendar year compared to a selected group of similar-sized real estate investment trusts within the shopping mall/community shopping center sector with business models comparable to that of the Company (the “Peer Group”). The possible payout for fifty percent (50%) of a recipient’s allocated RSUs, including the allocated RSUs of each of the Officers, (the “TSR Portion”) will be determined for this criterion as follows:

Company TSR (Percentile Rank to Peer Group)*	Amount of TSR Portion Earned (as percentage of total TSR Portion)*
<30%	0%
30%	25%
40%	50%
50%	75%
60%	100%
*payout for TSR results between stated values are mathematically interpolated.

●

Company performance on the Objectives used in the Plan. The possible payout for the remaining fifty percent (50%) of a recipient’s allocated RSUs, including the allocated RSUs of each of the Officers, (the “Objectives Portion”) will be determined based on the Committee’s qualitative assessment of the Company’s performance in achieving the Objectives. Payout will range from 0-100% of the Objectives Portion.

Actual issued RSUs, if any, for the 2016 annual long-term incentive awards will be from the Washington Prime Group, L.P. 2014 Stock Incentive Plan. Awarded RSUs will vest in thirds on an annual basis. Each vested RSU represents a contingent right for the award recipient, including all of the Officers, to receive one share of Company common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WP Glimcher Inc.
(Registrant)

/s/Gregory A. Gorospe
Date: March 2, 2016	Gregory A. Gorospe Executive Vice President, General Counsel & Secretary

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